EXHIBIT 99.1

Pacific Energy Development Announces $6.4 Million Follow-On Offering

DANVILLE, CA -- (Marketwired) -- 03/04/14 -- Pacific Energy Development (PEDEVCO Corp) (NYSE MKT: PED), an energy company engaged in the acquisition and development of strategic high-value energy projects in the U.S. and Asia, announced the pricing of its underwritten public offering of an aggregate of 2,990,000 shares of common stock at price of $2.15 per share to the public (the "Offering"). The Company expects to receive gross proceeds of $6,428,500 before deducting underwriting discounts and estimated offering expenses as a result of the Offering. The underwriters have also been granted a 30-day option to purchase up to 448,500 shares of common stock to cover over-allotments, if any.

The net proceeds to the Company from the Offering are expected to be approximately $5,677,220 after deduction of underwriting discounts and estimated offering expenses. Subject to customary conditions, the Offering is expected to settle and close on March 7, 2014.

The Company expects to use the net proceeds from the Offering to fund drilling operations, for working capital and other general corporate purposes.

Roth Capital Partners is acting as sole book-running manager and National Securities Corporation, a wholly-owned subsidiary of National Holdings, Inc. (OTCBB: NHLD) is serving as the co-manager for the Offering. The Offering of the shares of common stock may be made only by means of a preliminary prospectus supplement and the accompanying prospectus.

The Company is offering and selling these securities only pursuant to its existing shelf registration statement (File No. 333-191869) which was declared effective with the Securities and Exchange Commission (the "SEC") on November 5, 2013. A prospectus supplement describing the terms of the offering will be filed with the SEC and will form a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, at the SEC's website at http://www.sec.gov or from Roth Capital Partners, 888 San Clemente, Newport Beach, California 92660, (800) 678-9147, or by writing or calling the Company at 4125 Blackhawk Plaza Circle, Ste. 201, Danville, CA 94506, attention: Michael Peterson, Executive Vice President and Chief Financial Officer, (925) 271 9314 ext. 2.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in this Offering. There shall not be any sale of these securities in any state or jurisdiction in which such Offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pacific Energy Development

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company's principal assets include its Niobrara asset located in the DJ Basin in Colorado, its Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas, and its North Sugar Valley asset located in Matagorda County, Texas. The Company has also previously announced its entry into agreements to acquire (i) a controlling interest in a 380,000 acre producing asset located in the Pre-Caspian Basin, one of the largest producing basins in Kazakhstan, and (ii) an additional approximately 28,727 net acres and wells producing approximately 400 net barrels of oil equivalent per day in Weld and Morgan Counties, Colorado. Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China. For more information, please visit www.PacificEnergyDevelopment.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, the closing of and final terms of the offering. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2012. The company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the company's public filings with the SEC.
Pacific Energy Development

Bonnie Tang
1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

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Source: Pacific Energy Development